QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-190686, 333-128458, 333-118915, and 333-160569) and Form S-8 (Nos. 333-101681, 333-104461, 333-159903 and 333-182044) of BRT Realty Trust and in the related Prospectuses of our reports dated December 12, 2014 with respect to the consolidated financial statements and schedules of BRT Realty Trust and Subsidiaries and the effectiveness of internal control over financial reporting of BRT Realty Trust and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended September 30, 2014.

/s/ BDO USA LLP

New York, New York
December 12, 2014

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM